Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Stock Incentive Plan of Trevi Therapeutics, Inc. of our report dated March 20, 2024, with respect to the consolidated financial statements of Trevi Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Hartford, Connecticut

March 20, 2024